EXHIBIT 23.3





           ACKNOWLEDGMENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
           ----------------------------------------------------------



We acknowledge the incorporation by reference in this Registration Statement on Form S-8 of our report dated May 6, 2003, which appears on page 2 of the Quarterly Report on Form 10-QSB of Atlas Minerals Inc. for the quarter ended March 31, 2003 and our report dated August 7, 2003, which appears on page 2 of the Quarterly Report on Form 10-QSB of Atlas Minerals Inc. for the quarter ended June 30, 2003.




/s/ Horwath Gelfond Hochstadt Pangburn, P.C.

Denver, Colorado
November 13, 2003